                             SUB-ADVISORY AGREEMENT


        AGREEMENT made as of the 1st day of May, 2001, between SSgA FUNDS MANAGEMENT, INC., a Massachusetts corporation (the "Adviser") and THE TUCKERMAN GROUP LLC, a Delaware limited liability company (the "Sub-Adviser").

        WHEREAS, the Adviser is in the business of providing investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

        WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Advisers Act;

        WHEREAS, streetTRACKS(SM) series Trust, a Massachusetts business trust (the "Trust"), is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

        WHEREAS, the Trust currently intends to offer shares of each of its series noted in Exhibit A, such series together with all other series subsequently established by the Trust with respect to which the Sub-Adviser renders management and investment advisory services pursuant to the terms of this Agreement being herein collectively referred to as the "Funds" and individually as a "Fund"; and

        WHEREAS, pursuant to the Advisory Agreement between the Trust and the Adviser dated the 1st day of May, 2001 (the "Advisory Agreement"), the Adviser is required to perform investment advisory services for the Funds.

        NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:
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1. APPOINTMENT OF SUB-ADVISER.

        (a) The initial Fund(s). The Adviser hereby employs the Sub-Adviser to provide investment advisory services to each Fund noted in Exhibit A for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services set forth in this Agreement, for the compensation herein provided.

        (b) Additional Funds. In the event that there are one or more series of shares of the Trust with respect to which the Adviser desires to retain the Sub-Adviser to render investment advisory services hereunder, the Adviser shall so notify the Sub-Adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Sub-Adviser is willing to render such services on the terms provided for herein, it shall so notify the Adviser in writing, whereupon such series shall become a Fund hereunder.

2. DUTIES OF ADVISER AND SUB-ADVISER.

        (i) Delivery of Documents. The Adviser has furnished the Sub-Adviser with true copies of each of the following:

                (a) The Trust's Certificate of Trust as filed with the Secretary of State of the Commonwealth of Massachusetts;

                (b) The Trust's Amended and Restated Declaration of Trust filed on September 21, 2000, and all amendments and supplements thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended or supplemented, is herein called the "Declaration");

                (c) The Trust's By-Laws and amendments and supplements thereto (such By-Laws, as presently in effect and as it shall from time to time be amended and supplemented, is herein called the "By-Laws");

                (d) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and Sub-Adviser and approving the Advisory Agreement and this Agreement and copies of the minutes of the initial meeting of shareholders of each Fund;

                (e) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on June 26, 1998 and all amendments thereto;

                (f) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933 as amended (the "1933 Act") and the 1940 Act (File Nos. 333-57793 and 811-08839) as filed with the Securities and Exchange Commission on June 26, 1998, and all amendments thereto (the "Registration Statement");

                (g) The second amended application (the "Application") for orders under Sections 6(c) and 17(b) of the 1940 Act for the purpose of exempting the Trust and certain other applicants from various provisions of the 1940 Act and rules thereunder (File No. 812-11882), the notice of application relating to the Application (Investment Company Act Release No. 24631 (September 1, 2000)) and the order granting the exemptive relief sought in the Application (Investment Company Act Release No. 24666 (September 25, 2000))(collectively, the "Exemptive Relief");

                (h) The most recent prospectus (such prospectus, as in effect from time to time and all amendments and supplements thereto are herein called the "Prospectus") of each Fund;

                (i) All resolutions of the Board of Trustees of the Trust pertaining to the objectives, investment policies and investment restrictions of each Fund; and

                (j) Copies of the executed Advisory Agreement between the Trust and the Adviser relating to each Fund.

        The Adviser will promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing items to the extent such amendments or supplements relate to or affect the obligations of the Sub-Adviser hereunder with respect to any Fund hereunder.

        (ii) The Sub-Adviser, at its own expense, shall furnish the following services to the Trust:

                (a) Investment Program. The Sub-Adviser is hereby authorized and directed and hereby agrees, subject to the stated investment objective and policies of the Funds as set forth in the Trust's current Registration Statement and subject to the supervision of the Adviser and the Board of Trustees of the Trust, to (i) develop and furnish continuously an investment program and strategy for each Fund in compliance with that Fund's investment objective and policies as set forth in the Trust's current Registration Statement, (ii) provide research and analysis relative to the investment program and investments of each Fund, (iii) determine (subject to the overall supervision of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held in cash or cash equivalents, (iv) make changes on behalf of the Trust in the investments of each Fund and (v) initially determine and make such modifications to the identity and number of shares of the Deposit Securities and the Fund Securities required for a Fund Deposit or Redemption for each Fund as may be necessary as a result of rebalancing adjustments and corporate action events (and may give direction to the Trust's Custodian with respect to such designation). In accordance with paragraph 2(ii)(b), the Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities and other investments for each Fund's account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or transactions. The Sub-Adviser will make its officers and employees available to meet with the Adviser's officers and directors on due notice at reasonable times to review the investments and investment program of each Fund in the light of current and prospective economic and market conditions.

        In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and except as expressly provided for herein or otherwise expressly provided or authorized shall have no authority to act for or represent any Fund or the Trust in any way or otherwise be deemed to be an agent of any Fund, the Trust or of the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Trust or any Fund.

                (b) Portfolio Transactions. In connection with the management of the investment and reinvestment of each Fund, the Sub-Adviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the broker or dealers that will execute purchase and sale transactions for the Trust.

        In executing portfolio transactions and selecting brokers or dealers, if any, the Sub-Adviser will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-Adviser with respect to a Fund and/or other accounts over which the Sub-Adviser exercises investment discretion. The Sub-Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

        The Sub-Adviser may buy securities for a Fund at the same time it is selling such securities for another client account and may sell securities for a Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, the Sub-Adviser may effectuate cross transactions between a Fund and such other account if it deems this to be advantageous. The Sub-Adviser also may cause a Fund to enter into other types of investment transactions (e.g., a long position on a particular securities index) at the same time it is causing other client accounts to take opposite economic positions (e.g., a short position on the same index).

        On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, and in compliance with such procedures of the Trust as may be in effect from time to time, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the subject Fund and to such clients.

        The Sub-Adviser shall not have possession or custody of any Fund investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon the Sub-Adviser giving proper instructions to the custodian, the Sub-Adviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

        The Sub-Adviser shall, upon due notice from the Adviser, provide such periodic and special reports describing any such research, advice or other services received and the incremental commissions, net price or other consideration to which they relate.

                (c) Reports. The Sub-Adviser shall render to the Board of Trustees of the Trust such periodic and special reports as the Board of Trustees may request with respect to matters relating to the duties of the Sub-Adviser set forth herein.

3. SUB-ADVISORY FEE.

        For the services to be provided by the Sub-Adviser as provided in Paragraph 2 hereof, the Adviser shall pay to the Sub-Adviser an annual fee as set forth on Schedule A to this Agreement.

        In the case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed during the average daily net assets of such Fund for the days during which it is in effect.

4. EXPENSES.

        During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically assumed by the Adviser or by the Trust hereunder. The Adviser shall assume and shall pay all expenses of the Trust, except for the following expenses which shall be borne by the Trust: the advisory fee, payments under each Fund's 12b-1 plan, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee's counsel fees), litigation expenses and other extraordinary expenses.

5. COMPLIANCE WITH APPLICABLE REGULATIONS.

        In performing its duties hereunder, the Sub-Adviser

        (i) shall conform to and comply with the applicable provisions of the 1940 Act and all other applicable federal or state laws and regulations.

        (ii) agrees that it will maintain for the Trust all and only such records as required under Rules 31a-1 and 31a-2 under the 1940 Act in respect to its services hereunder and that such records are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request all in accordance with Rule 31a-3 under the 1940 Act.

6. LIABILITY OF SUB-ADVISER; INDEMNIFICATION.

        Neither the Sub-Adviser nor the officers, directors, employees, agents, or legal representatives (collectively, "Related Persons") of the Sub-Adviser shall be liable for any error of judgment or mistake of law, or for any loss suffered by any Fund or its shareholders in connection with the matters to which this Agreement relates; provided that, except as set forth in the succeeding paragraph, no provision of this Agreement shall be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence or the reckless disregard of the Sub-Adviser's obligations and duties (each of which is hereby referred to as a "Culpable Act") under this Agreement.

        Neither the Sub-Adviser nor its Related Persons shall be liable for any error of judgment or mistake of law, or for any loss suffered by the Adviser or its Related Persons in connection with the matters to which this Agreement relates; provided that this provision shall not be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any Culpable Act by the Sub-Adviser or its Related Persons.

        The Adviser shall indemnify the Sub-Adviser and its Related Persons and hold them harmless from and against any and all actions, suits or claims whether groundless or meritorious and from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities (collectively, "Damages") arising directly or indirectly out of or in connection with the performance of services by the Sub-Adviser or its Related Persons hereunder to the extent such Damages result from any Culpable Act of the Adviser or any Related Person of the Adviser.

        The Sub-Adviser shall indemnify the Adviser and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by the Adviser or its Related Persons under this Agreement or the Advisory Agreement, in each case, to the extent such Damages result from any Culpable Act of the Sub-Adviser or any of its Related Persons.

7. LIABILITY OF THE TRUST.

        The Declaration provides that the name streetTRACKS(SM) Series Trust means the Trustees from time to time serving (as Trustees but not personally) under the Declaration. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in the Declaration. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Declaration.

8. REPRESENTATIONS AND WARRANTIES.

        (a) Adviser. The Adviser represents and warrants to the Sub-Adviser that
(i) the retention of the Sub-Adviser by the Adviser as contemplated by this Agreement is authorized by the respective governing documents of the Trust and the Adviser; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Trust or the Adviser or their respective property is bound, whether arising by contract, operation of law or otherwise; and (iii) each of this Agreement and the Advisory Agreement has been duly authorized by appropriate action of the Trust and the Adviser and when executed and delivered by the Adviser will be the legal, valid and binding obligation of the Trust and the Adviser, enforceable against the Trust and Adviser in accordance with its terms hereof subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

        (b) Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser that (i) the retention of the Sub-Adviser by the Adviser as contemplated by this Agreement is authorized by the Sub-Adviser's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Adviser or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Sub-Adviser and when executed and delivered by the Sub-Adviser will be the legal, valid and binding obligation of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

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9. DURATION AND TERMINATION OF THIS AGREEMENT.

        (a) Duration. This Agreement shall become effective with respect to each Fund listed on Exhibit A on the date hereof and, with respect to any additional Fund, on the date of receipt by the Adviser of notice from the Sub-Adviser in accordance with Paragraph 1(b) hereof that the Sub-Adviser is willing to serve as Sub-Adviser with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to each Fund listed on Exhibit A and, with respect to each additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, and (b) in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

        (b) Amendment. This Agreement may be amended by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement cast in person at a meeting called for that purpose, and to the extent required under the 1940 Act, by the holders of a majority of the outstanding voting securities of the Trust.

        (c) Termination. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, (i) by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, (ii) by the Adviser, or (iii) by the Sub-Adviser, in each case on sixty (60) days' prior written notice to the other party. Upon the effective date of termination of this Agreement, the Sub-Adviser shall deliver all books and records of the Trust or any Fund held by it (i) to such entity as the Trust may designate as a successor sub-adviser, or (ii) to the Adviser.

        (d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

        (e) Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

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10. SERVICES NOT EXCLUSIVE.

        The services of the Sub-Adviser to the Adviser in connection with the Funds hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by the Sub-Adviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict the right of the Sub-Adviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

11. MISCELLANEOUS.

        (a) Notices. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

        Adviser:             SSgA Funds Management, Inc.

                             Two International Place
                             -------------------------------
                             Boston, MA 02110
                             -------------------------------
                             Attn: Gustaff V. Fish
                             -------------------------------

        Sub-Adviser:         The Tuckerman Group LLC
                             2 Manhattanville Road
                             Purchase, NY  10577
                             Attention: Steven DeBara
                                       ---------------------

        (b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

        (c) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts and any applicable federal law.

        (d) Counterparties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (e) Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

        IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of the date first set forth above.

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
                                            SSgA FUNDS MANAGEMENT, INC.


                                            By: /s/ Gustaff V. Fish
                                                ------------------------------
                                            Name:  Gustaff V. Fish
                                            Title: President


                                            THE TUCKERMAN GROUP LLC


                                            By: /s/ Donald E. Conover
                                                ------------------------------
                                            Name:  Donald E. Conover
                                            Title: President


        Acknowledged and agreed to as of the date first set forth above with respect to the Trust's obligations under this Agreement.


                                            streetTRACKS(SM) SERIES TRUST


                                            By: /s/ Agustin J. Fleites
                                                ------------------------------
                                            Name:  Agustin J. Fleites
                                            Title: President


                                       10
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                                   SCHEDULE A

streetTRACKS(SM) Wilshire REIT Index Fund

        The Adviser shall pay to the Sub-Adviser an annual investment sub-advisory fee equal to 0% of average daily net assets up to the first $50 million in net assets and 0.05% thereafter with respect to streetTRACKS(SM) Wilshire REIT Index Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

                                       11